Exhibit 10.35

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is dated solely for reference purposes as of June 9, 2014, between The Northwestern Mutual Life Insurance Company, a Wisconsin corporation ("Landlord"), and Zebra Technologies Corporation, a Delaware corporation ("Tenant").

R E C I T A L S

A.    Landlord and Tenant entered into a certain Lease, dated as of November 15, 2013 (the "Lease"). Under the terms of the Lease, Landlord agreed to lease to Tenant space stipulated to contain 230,870 rentable square feet (the "Initial Premises") in the building commonly known as Three Overlook Point located at Three Overlook Point, Lincolnshire Corporate Center, Lincolnshire, Illinois 30069 (the "Building").

B.    Tenant notified Landlord that Tenant had exercised the Zebra Sublease Expansion Option to include in the Zebra Sublease Premises all of the rentable space on the 5th floor of the Building. Pursuant to Section 43(j) of the Lease, Tenant’s exercise of the Zebra Sublease Expansion Option under the Zebra Sublease is deemed to be an exercise of the Right of First Offer under the Lease for the same space.

C.    The parties desire to amend the Lease to provide for the expansion of the Premises to include all rentable space on the 5th floor of the Building mutually stipulated to contain 52,387 rentable square feet and currently known as Suite 500 as outlined on the diagram attached as Exhibit A (the "Expansion Premises") on the terms and conditions set forth in this Amendment, and certain other agreements, all as set forth in and subject to the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Capitalized Terms. All capitalized terms which are not specifically defined in this Amendment and which are defined in the Lease will have the same meaning for purposes of this Amendment as they have in the Lease.

2.    Expansion Premises. The parties acknowledge that Section 43 (Right of First Offer) specified the area of the Potential Offer Space, and that the Expansion Premises includes all of the Potential Offer Space, but that the rentable area of the Expansion Premises is now mutually stipulated to be 52,387 rentable square feet. Effective as of the Expansion Effective Date (defined below) and through the last day of the Term, Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises on the terms set forth in the Lease as amended hereby. The "Expansion Effective Date" means March 1, 2017.

Effective as of the Expansion Effective Date:

(a)    except as otherwise provided in this Amendment, all references in the Lease and this Amendment to the term "Premises" will include the Expansion Premises;

(b)    all references in the Lease to the rentable square footage of the Premises will be deemed to be 230,870 rentable square feet in the Initial Premises and 52,387 rentable square feet in the Expansion Premises, for a total of 283,257 rentable square feet; and

(c)    Tenant’s Proportionate Share will be deemed to be 100% (283,257 rentable square feet in the Premises divided by 283,257 rentable square feet in the Building).

3.    Rental.

(a)    The monthly amount of Base Rent applicable to the Expansion Premises and the Initial Premises, and the portion of the Term during which such monthly amount of Base Rent is payable will be determined from the following table. For convenience and ease of reference, the annual rental rate for the computation of Base Rent and the annual Base Rent also are set forth in tabular form with the annual Base

Exhibit 10.35

Rent equaling the monthly Base Rent multiplied by 12. In the case of any conflict or inconsistency between the monthly Base Rent installment and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the monthly Base Rent installment so specified shall be controlling and conclusive.

(a)    The provisions of Section 1(b) (Rent Abatement) of the Lease will apply to the Expansion Premises in addition to the Initial Premises.

4.    Preparation and Condition of Expansion Premises.

(a)    In the Schedule of Significant Terms of the Lease, the definitions of Allowance and Additional Allowance are hereby replaced by the following:

Allowance:	$12,328,905 ((i) $11,493,585 ($45 x 255,413 rsf (Premises excluding lower level)); + (ii) $835,320 ($30 x 27,844 rsf (lower level Premises))) [See Exhibit D]
Additional Allowance:	$1,892,406.11 (i.e., (i) $1,580,625.21 attributable to the Initial Premises; + (ii) $311,780.90 attributable to the Expansion Premises) [See Exhibit D]

(a)    The Work Letter attached as Exhibit D to the Lease is hereby replaced with the Work Letter attached as Exhibit D hereto, and all references in the Lease or this Amendment to the “Work Letter” will refer to the replacement Work Letter attached hereto as Exhibit D. The Work Letter attached hereto as Exhibit D will apply to the Initial Premises and Expansion Premises collectively. Except as expressly set forth in the Work Letter attached hereto as Exhibit D, Landlord is leasing the Expansion Premises to Tenant "as is," without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability).

(b)    Tenant's taking possession of the Expansion Premises shall be conclusive evidence against Tenant, and upon said taking of possession Tenant shall execute an agreement with Landlord stating that, the Expansion Premises were then in good order and satisfactory condition, excluding latent defects (other than latent (or other) defects in the Tenant Work); the parties acknowledge that such taking of possession will occur before the Commencement Date of the Term of this Lease. No promises of the Landlord to alter, remodel, improve, repair, decorate, or clean the Expansion Premises or any part thereof have been made, and no representation respecting the condition of the Expansion Premises, the Building, or the Land, has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein, or in the Work Letter attached hereto.

Exhibit 10.35

5.    Other Lease Provisions.

(a)    Section 2(a)(iii) (Expenses) of the Lease is hereby modified by replacing clause (xiv) therein with the following: “(xiv) the costs of maintaining, operating, and repairing the Building Monument Sign (as defined in Section 41), the Access System (as defined in the Work Letter), and any Building lobby directory”.

(b)    Section 41 (Building Monument Sign) of the Lease is hereby modified to replace the first grammatical paragraph thereof with the following:

Landlord agrees that, subject to the terms and conditions set forth in this Section 41, Tenant will have the right, at Tenant’s sole cost and expense, to install a single-tenant monument sign in a location on the Land reasonably designated by Landlord and reasonably approved by Tenant (the “Building Monument Sign”), and in such event, Tenant will be permitted to attach a sign (“Tenant’s Sign Panel”) consisting of Tenant’s name and corporate logo on the slot allocated thereon to Tenant, in each case subject to all applicable governmental laws, rules and regulations. Tenant will be responsible for all costs in connection with Tenant’s Sign Panel, including, without limitation, the cost of design, construction, maintenance, operation and removal at the end of the Term. Tenant’s Sign Panel and the design and appearance thereof will and subject to the prior written approval by Landlord, which approval will not be unreasonably withheld or delayed However, Tenant may apply a portion of the Allowance toward Tenant’s reasonable, actual out-of-pocket costs incurred with respect to the initial construction and installation of the Building Monument Sign and the initial design, purchase, and installation of Tenant’s Sign Panel. The following terms and conditions will apply to the Building Monument Sign:

In addition, subsection (h) of Section 41 of the Lease is hereby deleted.

(c)    Section 42 (Hewitt Second Amendment) of the Lease is of no force or effect.

(d)    Section 43 (Right of First Offer) of the Lease is hereby deleted in its entirety.

6.    Authority; Not Restricted. Landlord and Tenant each represent and warrant to the other that this Amendment has been duly authorized, executed and delivered by and on behalf of each party hereto and constitutes the valid and binding agreement of Landlord and Tenant in accordance with the terms hereof. Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

7.    Real Estate Brokers. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Amendment, other than Jones Lang LaSalle Midwest LLC, representing Tenant (the "Broker"), whose commission shall be paid by Landlord pursuant to separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

8.    Stipulation. The Premises are stipulated for all purposes to contain the number of rentable square feet as set forth in this Amendment. Unless otherwise expressly provided herein, any statement of square footage set forth in this Amendment, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

Exhibit 10.35

9.    Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart will be deemed to be an original, but all such counterparts will together constitute but one and the same Amendment.

10.    Time of Essence. Time is of the essence of this Amendment.

11.    No Offer. Submission of this instrument for examination or negotiation will not bind Landlord, and no obligation on the part of Landlord will arise until this Amendment is executed and delivered by both Landlord and Tenant.

12.    Entire Agreement. This Amendment and the Lease contain all the terms, covenants, conditions and agreements between Landlord and Tenant relating to the expansion of the Premises and the other matters provided for in this instrument. No prior or other agreement or understanding pertaining to such matters other than the Lease will be valid or of any force or effect. This Amendment may only be modified by an agreement in writing signed by Landlord and Tenant.

13.    No Presumption. Landlord and Tenant understand, agree and acknowledge that (1) this Amendment has been freely negotiated by both parties, and (2) in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Amendment or any of its terms or conditions, there will be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Amendment or any portion thereof.

14.    Limitation on Liability. The liability of Landlord to Tenant under this Amendment will be limited as provided in Section 35 of the Lease, which Section is incorporated herein by reference as though fully set forth herein.

[remainder of this page left intentionally blank]

15.    Lease in Full Force and Effect. As modified hereby, the Lease and all of the terms and provisions thereof remain in full force and effect and are incorporated herein as if herein fully recited.

TENANT: Zebra Technologies Corporation, a Delaware corporation By: /s/ Todd Naughton Name: Todd Naughton Title: Vice President, Finance Date: June 16, 2014

LANDLORD: The Northwestern Mutual Life Insurance Company, a Wisconsin corporation

By: NORTHWESTERN MUTUAL REAL ESTATE INVESTMENTS, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By: /s/ Gary R. Schirmers
Name: Gary R. Schirmers
Title: Director – Field Asset Management
Date: June 17, 2014

4